Q4 2018 EARNINGS PRESENTATION December 18, 2018 ® International is a registered trademark of , Inc. NYSE: NAV

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2018. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation. Q4 2018 Earnings – 12/18/2018 NYSE: NAV 2

Fourth Quarter 2018 Highlights • Revenue higher, led by a 41% increase in Truck revenue • Grew market share in every segment sequentially and year over year • Chargeouts increased 45% to 24,700 • Net income rose to $188M • Adjusted EBITDA up 20% to $322M • Manufacturing cash balance of $1.36B • Repaid $200M convertible notes in October • Strong backlog setting foundation for momentum into 2019 Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q4 2018 Earnings – 12/18/2018 NYSE: NAV 3

2018: Accomplishments and Recent Announcements • Revenue up in all segments, led by a 29% increase in Truck • Only OEM to grow Class 8 retail market share • Gross margin of 18.9%, up 100 basis points year over year • Sixth consecutive year of adjusted EBITDA and margin growth • Net income increased to $340M from $30M in 2017 • Manufacturing free cash flow of $307M • Fleetrite branded parts experienced double-digit growth year over year • Announced 70% sale of Navistar Defense to Cerberus Capital Management • Launched and began production of Class 4/5 products Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q4 2018 Earnings – 12/18/2018 NYSE: NAV 4

Significant Improvement in Key Financial Metrics ($ in millions, except per share and units) Quarters Ended Years Ended October 31 October 31 2018 2017 2018 2017 Chargeouts(A) 24,700 17,000 73,900 57,300 Sales and Revenues $3,317 $2,598 $10,250 $8,570 Net Income(B) $188 $135 $340 $30 Diluted Income Per Share(B) $1.89 $1.36 $3.41 $0.32 Adjusted EBITDA $322 $268 $826 $582 (A) Includes U.S. and Canada School buses and Class 6-8 trucks. Note: This slide contains non-GAAP information; please see the Q4 2018 Earnings – 12/18/2018 (B) Amounts attributable to Navistar International Corporation, net of tax. REG G in appendix for a detailed reconciliation. NYSE: NAV 5

All Segments Profitable in Q4 ($ in millions) Sales and Revenues Segment Profit Quarters Ended Quarters Ended October 31 October 31 2018 2017 2018 2017 Truck $2,619 $1,853 $197 $112 Parts $633 $626 $156 $157 Global Operations $93 $105 $4 $1 Financial Services $70 $63 $26 $26 Q4 2018 Earnings – 12/18/2018 NYSE: NAV 6

Truck Segment Driving Improved Results ($ in millions) Sales and Revenues Segment Profit Years Ended Years Ended October 31 October 31 2018 2017 2018 2017 Truck $7,490 $5,809 $397 ($6) Parts $2,407 $2,392 $569 $616 Global Operations $360 $309 $2 ($7) Financial Services $257 $235 $88 $77 Q4 2018 Earnings – 12/18/2018 NYSE: NAV 7

Positive Free Cash Flow and Strong Cash Balance ($ in millions) ($ in billions) Manufacturing Free Cash Flow(A) Manufacturing Cash Balance (B) $1,362 $325 $307 $1,400 $1,100 $1,084 $200 $1,036 $1,050 $947 $75 $700 ($50) ($99) $350 ($175) ($300) ($278) $0 2016 2017 2018 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 (A) Amounts exclude dividends from financial services operations. NYSE: NAV (B) Amounts include manufacturing cash, cash equivalents, and marketable securities. Q4 2018 consolidated cash balance is $1.42 billion. 8 Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

Strengthening Balance Sheet ($ in millions) ($ in billions) Limited Near-Term Debt Maturities(A) $4 Pension and OPEB Under-Funded Status $2,000 Improved $1B Since 2016 $1,600 $3.1 $3 $2.5 $1,100 $2.1 $2 $1,000 $1 $411 $225 $0 $- 2019 2020-2024 2025 2026 Thereafter 2016 2017 2018 Pension OPEB (A) Total manufacturing debt of $3.4B as of October 31, 2018. Graph does not include financed lease obligations and Q4 2018 Earnings – 12/18/2018 other, totaling $148 million. NYSE: NAV 9

Strong Industry Expected to Continue Into 2019 2018 Actual 2019 Guidance Class 8 277K 265-295K Class 6/7 99K 95K School bus 33K 35K Core markets industry 409K 395-425K Q4 2018 Earnings – 12/18/2018 NYSE: NAV 10

2019 Financial Guidance 2018 Actuals 2019 Guidance Revenue $10.25B $10.75-$11.25B Gross margin 18.9% 19.0%-19.5% Adjusted EBITDA $826M $850-$900M Manufacturing interest expense $235M $225M Warranty spend greater than expense $141M $90M Capital expenditures $113M $150M Pension/OPEB contributions greater than $81M $85M expense Core Market Share 17.5% 18.5% Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q4 2018 Earnings – 12/18/2018 2019 financial guidance includes fully consolidated financial impact of the Navistar Defense business. NYSE: NAV 11

Appendix Q4 2018 Earnings – 12/18/2018 NYSE: NAV 12

Legacy Issues Behind Us ($ in millions) Used Truck Inventory $250 • Gross inventory balance: $154 million o MaxxForce 13s in inventory: 176 units $125 • Net inventory balance: $123 million $0 Q4 Q1 Q2 Q3 Q4 • Q4 inventory reserve: 2017 2018 2018 2018 2018 Gross Inventory Net Inventory $31 million (A) $1,000 Warranty Spend vs. Expense • Q4 warranty expense $750 (excluding pre-existing) as a $500 percentage of revenue: 1.7% o 2.4% in 4Q17 $250 • Warranty liability balance: $0 $529 million 2013 2014 2015 2016 2017 2018 2019* Warranty Spend Warranty Expense (A) 2019 warranty spend vs. expense are estimates. Q4 2018 Earnings – 12/18/2018 NYSE: NAV 13

U.S. and Canada Dealer Stock Inventory* 6,000 5,500 5,000 4,500 4,000 3,500 3,000 *Includes U.S. and Canada Class 4-8 truck inventory, but does not include U.S. IC Bus. Q4 2018 Earnings – 12/18/2018 NYSE: NAV 14

Retail Market Share in Commercial Vehicle Segments Years Ended October 31, 2018 2017 2016 Core Markets (U.S. and Canada) School buses................................................. 33% 32% 34 % Class 6 and 7 medium trucks ................. 23% 25% 21 % Class 8 heavy trucks .................................. 14% 11% 10 % Class 8 severe service trucks .................. 13% 13% 13 % Total Core Markets..................... 17% 17% 16 % Combined class 8 trucks .......................... 14% 12% 11 % Class 6/7 Class 8 Class 8 Medium-Duty Heavy Severe Service Q4 2018 Earnings – 12/18/2018 NYSE: NAV 15

Worldwide Truck Chargeouts

NAVISTAR

	Three Months Ended October 31, 2018	2017	Change	% Change	Years Ended October 31, 2018	2017	Change	% Change
Core Markets (U.S. and Canada)								
School buses(A)	**3,700**	2,900	800	28%	**12,200**	11,300	900	8%
Class 6 and 7 medium trucks	**6,800**	5,200	1,600	31%	**24,300**	20,900	3,400	16%
Class 8 heavy trucks	**10,600**	6,500	4,100	63%	**27,800**	16,800	11,000	65%
Class 8 severe service trucks(B)	**3,600**	2,400	1,200	50%	**9,600**	8,300	1,300	16%
Total Core markets	**24,700**	17,000	7,700	45%	**73,900**	57,300	16,600	29%
Non "Core" defense	**200**	300	(100)	-33%	**700**	800	(100)	-13%
Other markets(C)	**3,700**	3,900	(200)	-5%	**9,600**	10,800	(1,200)	-11%
Total worldwide units	**28,600**	21,200	7,400	35%	**84,200**	68,900	15,300	22%
Combined class 8 trucks	**14,200**	8,900	5,300	60%	**37,400**	25,100	12,300	49%

We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts.

We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks.

(A) The School bus chargeouts include buses classified as B, C, and D and are being reported on a one-month lag.
(B) Chargeouts include CAT-branded units sold to Caterpillar under our North America supply agreement during 2016.
(C) Other markets primarily consist of Export Truck and Mexico.

Q4 2018 Earnings – 12/18/2018
NYSE: NAV 16

Financial Services Segment

NAVISTAR

Highlights

- Financial Services segment profit of $26M for Q4 2018 and $88M for YTD 2018
  - NFC[1] earned pre-tax profit of $15.6M for Q4 and $51.7M for YTD 2018
- NFC financing availability of $328M as of October 31, 2018, $248M available under the $269M revolver
- Financial Services debt/equity leverage of 3.5:1 as of October 31, 2018
- Dealer note funding - Refinanced $300M of maturing investor notes and renewed the $350M variable notes facility

NFC Facilities

Dealer Floor Plan

- **NFSC wholesale trust as of October 31, 2018**
  - $900M funding facility
  - Variable portion matures May 2020
  - Term portions mature June 2019 and September 2020
- **On balance sheet**

Retail Notes

NAVISTAR® CAPITAL

Funded by BMO Financial Group

- **Program management continuity**
- **Broad product offering**
- **Ability to support large fleets**
- **Access to less expensive capital**

Bank and Term Loan B

- **Revolver capacity of $269M matures September 2021, Term Loan B of $400M matures July 2025**
  - Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts
- **On balance sheet**

[1]Navistar Financial Corporation (NFC) is the U.S. financial entity of Navistar's Financial Services segment.

Q4 2018 Earnings – 12/18/2018

NYSE: NAV 17

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A: The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in income of non-consolidated affiliates? A: Equity in income of non-consolidated affiliates is derived from our ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A: Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which we do not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4: What are your expected 2018 and beyond pension funding requirements? A: In 2018 and 2017, we contributed $132 million and $112 million, respectively, to our U.S. and Canadian pension plans (the "Plans") to meet regulatory minimum funding requirements. In 2019 we expect to contribute approximately $140 million to meet the minimum required contributions for all plans. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, and the impact of any future funding relief. We currently expect that from 2020 through 2022, we will be required to contribute approximately $175 million to $200 million per year to the Plans, depending on asset performance and discount rates. Q5: What is your expectation for future cash tax payments? A: Our cash tax payments are expected to remain low in 2019 and will gradually increase as we utilize available net operating losses (NOLs) and tax credits in future years. Q4 2018 Earnings – 12/18/2018 NYSE: NAV 18

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2018, the Company had deferred tax assets for U.S. federal NOLs valued at $560 million, state NOLs valued at $178 million, and foreign NOLs valued at $241 million, for a total undiscounted cash value of $979 million. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $212 million and other deferred tax assets of $1.1 billion resulting in net deferred tax assets before valuation allowances of approximately $2.3 billion. Of this amount, $2.2 billion was subject to a valuation allowance at the end of FY2018.

Q7: How does your FY 2019 Class 8 industry outlook compare to ACT Research?

A:

Reconcilation to ACT - Retail Sales	2019	
ACT*	293,000	
CY to FY Adjustment	11,000	
"Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports	(6,000)	
Total (ACT comparable Class 8 Navistar)	298,000	
Navistar Industry Retail Deliveries Combined Class 8 Trucks	265,000	295,000
Navistar Difference from ACT	(33,000)	(3,000)
*Source: ACT N.A. Commercial Vehicle Outlook - May 2018	(11.1%)	(1.0%)

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q4 2018 Earnings – 12/18/2018
NYSE: NAV 19

Frequently Asked Questions

NAVISTAR

Q9: How do you define manufacturing free cash flow?

A:

(in millions)	Year Ended Oct. 31, 2018	Quarters Ended Oct. 31, 2018	Jul. 31, 2018	Apr. 30, 2018	Jan. 31, 2018
Consolidated Net Cash from Operating Activities	$ 269	$ 449	$ (83)	$ (21)	$ (76)
Less: Net Cash from Financial Services Operations	(150)	(124)	33	(220)	161
Net Cash from Manufacturing Operations (A)	419	573	(116)	199	(237)
Capital Expenditures	(112)	(34)	(25)	(23)	(30)
Manufacturing Free Cash Flow	$ 307	$ 539	$ (141)	$ 176	$ (267)

(A) Net of adjustments.

Q10: What were your Worldwide Engine Shipments in the period?

A:

	Three Months Ended October 31, 2018	2017	Change	% Change	Years Ended October 31, 2018	2017	Change	% Change
(in units)								
OEM sales-South America	**6,600**	6,800	(200)	-3%	**25,700**	21,300	4,400	21%
Intercompany sales	**3,600**	3,500	100	3%	**13,200**	11,300	1,900	17%
Other OEM sales	**650**	800	(150)	-19%	**2,850**	2,600	250	10%
Total Core Markets	**10,850**	11,100	(250)	-2%	**41,750**	35,200	6,550	19%

Q4 2018 Earnings – 12/18/2018
NYSE: NAV 20

Outstanding Debt Balances

NAVISTAR

(in millions)	As of October 31, 2018	As of October 31, 2017
Manufacturing operations		
Senior Secured Term Loan Credit Agreement, due 2025, net of unamortized discount of $7 and unamortized debt issuance costs of $11	$ 1,570	$ —
Senior Secured Term Loan Credit Facility, as amended, due 2020, net of unamortized discount of $7, and unamortized debt issuance costs of $9	—	1,003
6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $17	1,083	—
8.25% Senior Notes, due 2022, net of unamortized discount of $13 and unamortized debt issuance costs of $14	—	1,423
4.50% Senior Subordinated Convertible Notes, due 2018, net of unamortized discount of $5 and unamortized debt issuance costs of $1	—	194
4.75% Senior Subordinated Convertible Notes, due 2019, net of unamortized discount of $5 and $14, respectively, and unamortized debt issuance costs of $1 and $3, respectively	405	394
Loan Agreement related to 6.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates	220	220
Financed lease obligations	122	130
Other	26	43
Total Manufacturing operations debt	3,426	3,407
Less: Current portion	461	286
Net long-term Manufacturing operations debt	$ 2,965	$ 3,121

(in millions)	As of October 31, 2018	As of October 31, 2017
Financial Services operations		
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2023, net of unamortized debt issuance costs of $4 and $5, respectively	$ 948	$ 849
Senior secured NFC Term Loan, due 2025, net of unamortized discount of $2, and unamortized debt issuance costs of $4	394	—
Bank credit facilities, at fixed and variable rates, due dates from 2019 through 2024, net of unamortized debt issuance costs of $2 and $2, respectively	519	616
Commercial paper, at variable rates, program matures in 2022	75	92
Borrowings secured by operating and finance leases, at various rates, due serially through 2024	105	94
Total Financial Services operations debt	2,041	1,651
Less: Current portion	485	883
Net long-term Financial Services operations debt	$ 1,556	$ 768

Q4 2018 Earnings – 12/18/2018
NYSE: NAV 21

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted EBITDA: We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Free Cash Flow consists of Net cash from operating activities and Capital Expenditures. Q4 2018 Earnings – 12/18/2018 NYSE: NAV 22

SEC Regulation G Non-GAAP Reconciliation

NAVISTAR

Manufacturing segment cash, Cash equivalents, and Marketable securities reconciliation:

(in millions)	Oct. 31, 2018	Jul. 31, 2018	Apr. 30, 2018	Jan. 31, 2018	Oct. 31, 2017
Manufacturing Operations:					
Cash and cash equivalents	$ 1261	$ 989	$ 1,060	$ 671	$ 666
Marketable securities	101	95	40	276	370
Manufacturing Cash, Cash equivalents, and Marketable securities	$ 1,362	$ 1,084	$ 1,100	$ 947	$ 1,036
Financial Services Operations:					
Cash and cash equivalents	$ 59	$ 33	$ 40	$ 28	$ 40
Marketable securities	-	-	-	-	-
Financial Services Cash, Cash equivalents, and Marketable securities	$ 59	$ 33	$ 40	$ 28	$ 40
Consolidated Balance Sheet:					
Cash and cash equivalents	$ 1,320	$ 1,022	$ 1100	$ 699	$ 706
Marketable securities	101	95	40	276	370
Consolidated Cash, Cash equivalents, and Marketable securities	$ 1,421	$ 1,117	$ 1,140	$ 975	$ 1,076

(in millions)	Year Ended Oct. 31, 2018	Year Ended Oct. 31, 2017	Year Ended Oct. 31, 2016
Consolidated Net Cash from Operating Activities	$ 269	$ 109	$ 267
Less: Net Cash from Financial Services Operations	(150)	107	431
Net Cash from Manufacturing Operations (A)	419	2	(164)
Capital Expenditures	(112)	(101)	(114)
Manufacturing Free Cash Flow	$ 307	$ (99)	$ (278)

(A) Amounts exclude dividends from financial services operations.

Q4 2018 Earnings – 12/18/2018

NYSE: NAV 23

SEC Regulation G Non-GAAP Reconciliations

NAVISTAR

Earnings (loss) before interest, taxes, depreciation, and amortization ("EBITDA") reconciliation

(in millions)	Quarters Ended October 31, 2018	Quarters Ended October 31, 2017	Years Ended October 31, 2018	Years Ended October 31, 2017
Income attributable to NIC, net of tax	$ 188	$ 135	$ 340	$ 29
Plus:				
Depreciation and amortization expense	51	54	211	223
Manufacturing interest expense (A)	59	68	235	265
Adjusted for:				
Income tax expense	(27)	—	(52)	(10)
EBITDA	$ 325	$ 257	$ 838	$ 527

(A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense.

(in millions)	Quarters Ended October 31, 2018	Quarters Ended October 31, 2017	Years Ended October 31, 2018	Years Ended October 31, 2017
Interest expense	$ 87	$ 89	$ 327	$ 351
Less: Financial services interest expense	28	21	92	86
Manufacturing interest expense	$ 59	$ 68	$ 235	$ 265

(in millions)	Quarters Ended October 31, 2018	Quarters Ended October 31, 2017	Years Ended October 31, 2018	Years Ended October 31, 2017
EBITDA (reconciled above)	$ 325	$ 257	$ 838	$ 527
Adjusted for significant items of:				
Adjustments to pre-existing warranties (A)	(5)	3	(9)	(1)
Asset impairment charges (B)	3	—	14	13
Restructuring (C)	—	7	(1)	13
EGR product litigation (D)	—	—	1	31
Gain on sale (E)	—	—	—	(6)
Debt refinancing charges (F)	—	1	46	5
Pension settlement (G)	—	—	9	—
Settlement gain (H)	(1)	—	(72)	—
Total adjustments	(3)	11	(12)	55
Adjusted EBITDA	$ 322	$ 268	$ 826	$ 582
Adjusted EBITDA Margin	9.7%	10.3%	8.1%	6.8%

For more detail on the items noted, please see the footnotes on slide 25.

Q4 2018 Earnings – 12/18/2018

NYSE: NAV 24

Significant Items Included Within Our Results

NAVISTAR

(in millions)	Quarters Ended October 31, 2018	Quarters Ended October 31, 2017	Years Ended October 31, 2018	Years Ended October 31, 2017
Expense (income):				
Adjustments to pre-existing warranties (A)	**(5)**	3	**(9)**	(1)
Asset impairment charges (B)	**3**	—	**14**	13
Restructuring (C)	**—**	7	**(1)**	13
EGR product litigation (D)	**—**	—	**1**	31
Gain on sale (E)	**—**	—	—	(6)
Debt refinancing charges (F)	**—**	1	**46**	5
Pension settlement G)	**—**	—	**9**	—
Settlement gain (H)	**(1)**	—	**(72)**	—

(A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historical and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B) During 2018, we recorded $14 million of impairment charges related to the exit of our railcar business in Cherokee, Alabama, certain long-lived assets and certain assets under operating leases in our Truck and Financial Services segments. During 2017, we recorded $13 million of asset impairment charges in our Truck segment relating to assets held for sale of our Conway, Arkansas fabrication business and for certain assets under operating leases.

(C) During 2018, we recognized a benefit of $1 million related to adjustments for restructuring in our Truck, Global Operations and Corporate segments. During 2017, we recorded charges of $13 million primarily attributable to $41 million of charges related to our plan to cease production at our Melrose Park Facility, a net benefit of $36 million related to the resolution of the closing agreement and wind up charges for our Chatham, Ontario plant, and the release of $1 million in other postemployment benefits liabilities in connection with the sale of our fabrication business in Conway, Arkansas. We also recorded $6 million of restructuring charges in Brazil related to cost reduction actions consisting of personnel costs for employee separation and related benefits.

(D) During 2018, we recognized an additional charge of $1 million for a jury verdict related to the MaxxForce engine EGR product litigation in our Truck segment. During 2017, we recognized a charge of $31 million related to that same jury verdict in our Truck segment.

(E) During 2017, we recognized a gain of $6 million related to the sale of a business line in our Parts segment.

(F) During 2018, we recorded a charge of $46 million for the write off of debt issuance costs and discounts associated with the repurchase of our 8.25% Senior Notes and the refinancing of our previously existing Term Loan. During 2017, we recorded a charge of $5 million related to third party fees and debt issuance costs associated with the replacement of our Term Loan with our Term Loan Credit Agreement and the refinancing of the revolving portion of the NFC bank credit facility in our Financial Services segment.

(G) During 2018, we purchased a group annuity contract for certain retired pension plan participants resulting in a plan remeasurement. As a result, we recorded a pension settlement accounting charge of $9 million in SG&A expenses.

(H) During 2018, we settled a business economic loss claim relating to our Alabama engine manufacturing facility in which we will receive a net present value of $70 million, net of our fees and costs, from the Deepwater Horizon Settlement Program. We recorded the $70 million net present value of the settlement and related interest income of $2 million in Other Income, net.

Q4 2018 Earnings – 12/18/2018

NYSE: NAV 25